UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2015

CAROLINA BANK HOLDINGS, INC.

______________________________________________________________________________

(Exact name of registrant as specified in its charter)

North Carolina	000-31877	56-2215437

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

101 North Spring Street, Greensboro, NC	27401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (336) 288-1898

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 19, 2015, Carolina Bank Holdings, Inc. (the “Registrant”) held its Annual Meeting of Shareholders (the “Annual Meeting”). There were three proposals submitted to shareholders at the Annual Meeting. In the case of Proposal 1, all of the nominees were approved and elected to serve on the Registrant’s Board of Directors. Proposals 2 and 3 were also approved by the shareholders entitled to vote at the Annual Meeting. The proposals below are described in greater detail in the Registrant’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 17, 2015.

The voting results were as follows:

Proposal 1: Proposal to elect three members of the Board of Directors for terms of three years.

Directors Elected	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Kevin J. Baker	1,960,406	70,720	0	635,530
Stephen K. Bright	1,943,376	87,750	0	635,530
J. Edward Kitchen	1,958,456	72,670	0	635,530

Proposal 2: Proposal to approve the issuance of shares of the Registrant’s common stock upon the conversion of shares of the Registrant’s Series B Non-Voting Convertible Preferred Stock.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,992,361	35,211	3,554	635,530

Proposal 3: Proposal to ratify the appointment of Elliott Davis Decosimo, PLLC as the Registrant’s independent registered public accounting firm for 2015.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,633,085	16,107	17,464	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLINA BANK HOLDINGS, INC.

	By:	/s/ Robert T. Braswell
Robert T. Braswell
President and Chief Executive Officer

Dated: May 21, 2015